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                                                                     EXHIBIT 4.1


                             STOCK OPTION AGREEMENT


      THIS STOCK OPTION AGREEMENT ("Agreement") is entered into by and between CYBERSOURCE CORPORATION, a California corporation (the "Company"), and JOHN PETTITT, a independent contractor of the Company (the "Option Holder").

                                    RECITALS

      WHEREAS, the Company has engaged Option Holder's services as an independent contractor of the Company; and

      WHEREAS, the Board of Directors of the Company has determined that it would be to the advantage and interest of the Company and its shareholders to grant to the Option Holder the option rights provided for herein as an inducement to render services to the Company as an independent contractor, has approved of the granting to the Option Holder of the option rights evidenced by this Agreement, has advised the Company thereof and instructed the undersigned officer to issue the option rights as provided for herein:

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Grant of Option Rights. Subject to the terms and conditions contained herein, the Company hereby grants to the Option Holder the option rights specified herein:

            1.1 The number and class of shares of the Company's currently authorized but unissued stock subject to the option rights granted hereunder are an aggregate of 500,000 shares of the Company's common stock.

            1.2   The option exercise price is $.01 per share.

            1.3 The Option Holder has option rights hereunder to purchase a total of 500,000 shares of the Company's common stock which shall become exercisable during the time periods as set forth in this Section 1.3. On and after February 15, 1995, this option may be exercised by the Optionee for the purchase of one-quarter of the shares covered by this option (125,000 shares), or any portion thereof. On or after the last day of each full month following February 15, 1995, this option may be exercised by the Optionee for the purchase of an additional one eighteenth (1/18) of the shares covered by this option (27,778 shares), or any portion thereof. Once a portion of this option becomes exercisable it shall remain exercisable until the Expiration Date, or until it terminates pursuant to the terms of Section 4 hereof, whichever is first to occur.

            (d) Notwithstanding the provisions of subparagraph 1(c) above, (i) the minimum number of shares which may be


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purchased upon any partial exercise of the option rights granted hereunder is
100 shares; and (ii) this Option shall expire on the Expiration Date set forth below, and must be exercised, if at all on or before the Expiration Date.

      Notwithstanding the foregoing, the Board of Directors of the Company in its sole discretion may, upon written notice to the Option Holder, accelerate the earliest date on which any of the option rights granted hereunder are exercisable.

      The granting of option rights hereunder shall impose no obligation on the Company to continue to engage the services of the Option Holder, and shall not lessen or affect the right of the Company to terminate such engagement or to change the duties, compensation, or other terms thereof. The parties agree that either of them may terminate the arrangement under which Option Holder is performing services at any time for any reason or no reason.

      2. Fractional Shares; Compliance with Laws. In no event shall the Company be required to issue fractional shares upon the exercise of any option rights granted hereunder.

      No option rights granted hereunder may be exercised, and the Company shall not be required to issue or deliver any certificate or certificates for shares purchased upon the exercise of option rights granted hereunder until there has been compliance with all then applicable requirements of law, including such registration or other proceedings under federal and state securities laws as may in the Company's opinion be necessary or appropriate. The Option Holder understands that the Company is under no obligation to register, qualify or list the shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

      3. Date of Grant; Expiration of Option Rights. The option rights granted hereunder shall be deemed to have been granted on the date set forth below. The option rights granted hereunder, to the extent such rights have not then expired or been exercised, shall terminate and become null and void on December 31, 2000 ("Expiration Date").

      4. Termination of Option. Except as provided in this Paragraph 4, this option shall terminate and may not be exercised if Option Holder ceases to be engaged as an independent contractor or employed by the Company. Option Holder shall be considered to be engaged as an independent contractor or employed by the Company for all purposes under this Paragraph 4 if Option Holder is an officer, director or full-time employee of the Company or if Option Holder is rendering substantial services (defined herein to mean more than 35 hours per week) as a consultant, contractor or advisor to the Company. The date on which the Option Holder has ceased to be engaged as an


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independent contractor or employed by the Company shall be referred herein as the "Termination Date".

            4.1 Termination Generally. If Option Holder ceases to be engaged as an independent contractor or employed by the Company for any reason except death or disability, this option, to the extent (and only to the extent) that it wold have been exercisable by Option Holder on the Termination Date, may be exercised by Option Holder, but only within thirty (30) days after the Termination Date; provided that this option may not be exercised in any event after the Expiration Date.

            4.2 Death or Disability. If Option Holder's engagement as an independent contractor or employment with the Company is terminated because of the death of Option Holder or the permanent and total disability of Option Holder within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986 (as amended) ("Code"), this option, to the extent (and only to the extent) that it would have been exercisable by Option Holder on the Termination Date, may be exercised by Option Holder (or Option Holder's legal representative), but only within six (6) months after the Termination Date, provided that this option may not be exercised in any event later than the Expiration Date.

      5. Nonassignability of Option Rights. The option rights granted hereunder (i) shall be exercisable only by the Option Holder, except in the event of the death of the Option Holder, the Option Holder's personal representative or any person who acquires such rights by bequest or inheritance may exercise the rights set forth herein as set forth in Paragraph 4 hereof,
(ii) shall not be transferred, assigned, pledged or hypothecated in any manner whatsoever, whether voluntarily, involuntarily or by operation of law, and (iii) shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the said option rights contrary to the provisions hereof, the said option rights shall immediately terminate and become null and void.

      6. Adjustments. Appropriate proportionate adjustments shall be made by the Company in the number and class of shares of stock subject to the option rights granted hereunder and the exercise price of the option rights granted hereunder in the event that (i) the common stock of the Company is changed by reason of any stock split, reverse stock split, recapitalization, or other similar change in the capital structure of the Company, or (ii) the outstanding number of shares of common stock of the Company is increased through payment of a stock dividend; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Any such adjustment shall be made upon approval by the Board of Directors of the Company, whose determination shall be conclusive. No adjustments shall be required by reason of the issuance or sale by the Company for cash or other consideration of additional


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shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock.

      New option rights may be substituted for the option rights granted hereunder, or the Company's duties under this Agreement may be assumed by a successor corporation other than the Company, or by an affiliate of such successor corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation, or like occurrence, in which the Company is involved, and to the full extent permitted thereby. Notwithstanding the foregoing provisions of this paragraph 6, in the event such successor corporation, or affiliate of such successor corporation, refuses to substitute new option rights for, and substantially equivalent to, the option rights granted hereunder, or to assume the option rights granted hereunder, or if the Board of Directors of the Company determines, in its sole discretion, that option rights outstanding under this Agreement should not then continue to be outstanding, the option rights granted hereunder shall terminate and thereupon become null and void (i) upon the dissolution or liquidation of the Company, or similar occurrence, or (ii) upon any merger, consolidation, acquisition, or separation, or similar occurrence, provided, however, that the Option Holder shall be given notice of such dissolution, liquidation, merger, consolidation, acquisition, separation or similar occurrence and shall have the right, for a period of thirty (30) days after such notice is sent by the Company, to exercise any unexpired option rights granted hereunder, to the extent such option rights are then exercisable.

      7. Method of Exercise; Rights of Option Holder in Stock. The option rights granted hereunder shall be exercisable upon written notice of election to exercise to the Company specifying the number of shares being purchased, accompanied by payment to the Company of the option exercise price as to the shares being purchased. Payment of the option exercise price shall be in cash. Neither the Option Holder nor his personal representatives, heirs, or legatees shall have any rights or privileges of a stockholder of the Company in respect to the shares issuable upon the exercise of the option rights granted hereunder, unless and until certificates representing such shares shall have been issued and delivered in accordance with the terms hereof. As a condition to the exercise of this option, the Option Holder, or his personal representatives, heirs or legatees, shall make arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

      8. Notices. Any notice to be given under the terms of this Agreement shall be mailed, telecopied, or delivered to the Company, in care of its Secretary, at the principal office of the Company, and any notice to be given to the Option Holder shall be mailed, telecopied, or delivered to him at the address given beneath his signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such


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notice shall be deemed to have been duly given forty-eight (48) hours after the deposit thereof in the United States mail, addressed as aforesaid, registered or certified and postage and registry or certification fee prepaid.

      9. Securities Law Compliance. The Option Holder represents and agrees that the option rights hereunder are, and the shares to be acquired upon exercising the option rights will be, acquired for investment, and not with a view to the sale or distribution thereof. The Option Holder also represents and agrees that he (i) has a preexisting personal or business relationship with the Company or one or more of its officers, directors or controlling persons, which relationship consists of personal or business contacts of a nature and duration such that Option Holder is aware of the character, business acumen, and general business and financial circumstance of the person with whom the relationship exists, or (ii) by reason of his business or financial experience is capable of evaluating the risks and merits of an investment in the Company and of protecting his own interests in connection with an investment in the Company, or
(iii) is an officer, director or controlling person, including a promoter, of the Company. Option Holder understands and acknowledges that the option rights hereunder and the underlying shares have not been registered under the Securities Act of 1933, as amended (the "Act") or qualified under any state securities laws and that, notwithstanding any other provision in this Agreement to the contrary, the exercise of any rights to purchase shares hereunder is expressly conditioned upon compliance with the Act and all applicable state securities laws. In the event that the sale of shares is not registered under the Act or is not registered or qualified under applicable state securities laws, but an exemption is available which requires an investment representation or other representation, the Option Holder shall represent and agree at the time of exercise that the shares being acquired upon exercising the option rights are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel. Certificates evidencing shares acquired under this Agreement in an unregistered transaction may (as deemed necessary by counsel to the Company) bear the following restrictive legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."


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      10.   Persons Bound. Subject to the provisions against assignment set forth herein, and to the provisions of paragraph 6 hereof, this Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, and the personal representatives, heirs, and legatees of the Option Holder.

      11. Right of First Refusal. All shares acquired upon exercise of this option shall be subject to certain rights of first refusal as specified in the Company's Bylaws and certificates representing such shares shall bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AND MAY NOT BE TRANSFERRED EXCEPT AS SET FORTH IN THE ISSUER'S BYLAWS, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHTS OF FIRST REFUSAL ARE BINDING ON ANY TRANSFEREE OF THESE SHARES."

      12. Tax Liability. THE OPTION HOLDER UNDERSTANDS THAT THIS IS A NON-QUALIFIED OPTION UNDER FEDERAL TAX LAWS AND THAT OPTION HOLDER MAY SUFFER ADVERSE CONSEQUENCES AS A RESULT OF OPTION HOLDER'S PURCHASE OR DISPOSITION OF THE UNDERLYING SHARES. The Option Holder understands that, under current law, Option Holder will recognize ordinary income in the year or years that the option rights hereunder are exercised and is advised to seek the advice of his tax counsel or other tax advisor with respect to the precise treatment of the exercise of the rights hereunder and the sale of the underlying shares.

      13.   Miscellaneous.

            13.1 This Agreement constitutes the entire contract between the parties hereto with regard to the services to be provided by Option Holder and may be modified or amended only by written agreement of the Option Holder and the Company.

            13.2 This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.


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      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its behalf by one of its officers as of the date set forth below, and the Option Holder has hereunto set his hand on or as of said date, which date is the date such option rights were approved for grant by the Board of Directors of the Company, and by such execution represents that the address set forth below is his bona fide place or residence and domicile.



Date: 3/31/95                           CYBERSOURCE CORPORATION


                                        By: /s/ WILLIAM S. McKIERNAN
                                            ------------------------------------
                                            Name: William S. McKiernan
                                            Title: President & CEO


                                        OPTION HOLDER

                                                   /s/ JOHN PETTITT
                                        ----------------------------------------
                                                      (Signature)


                                        Name: John Pettitt
                                             -----------------------------------


                                        Address:________________________________

                                        ________________________________________

                                        ________________________________________


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